EXHIBIT 32.1

In connection with the Quarterly Report of HD View 360 Inc. (the “Company”) on Form 10-Q the period ending September 30, 2017 as filed with the Securities and Exchange Commission (the “Report”), Dennis Mancino, the Principal Executive and Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.

November 20, 2016

By:    /s/ Dennis Mancino

Dennis Mancino,

Principal Executive and Financial Officer